Exhibit 99.1
Golfsmith Announces Resignation of CFO
Business Editors/Retail Writers
AUSTIN, Texas – February 17, 2009 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced that today, Virginia Bunte resigned as Senior Vice President and Chief Financial Officer of Golfsmith International Holdings, Inc. and all of its subsidiaries (the “Company”), effective March 3, 2009, to pursue other interests. Ms. Bunte’s resignation is not due to any disagreement with the Company over any of its policies, practices or financial reporting.
Following Ms. Bunte’s departure, Sue E. Gove, the Company’s Executive Vice President and Chief Operating Officer, will assume additional responsibilities as interim Chief Financial Officer. Prior to joining Golfsmith in September 2008, Ms. Gove was an independent consultant since April 2006, serving clients in specialty retail and private equity. She has been a member of the Board of Directors of AutoZone, Inc. since 2005 and also serves on its audit committee and nominating and governance committee. She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006 and a director of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003.
Martin Hanaka, chairman and chief executive officer of Golfsmith commented, “I want to thank Ginger for her hard work and dedication over the last 13 years that she has been with Golfsmith. We all wish her the very best in her future endeavors.”
Mr. Hanaka continued, “We are fortunate to have Sue Gove on our team to act as interim Chief Financial Officer given her deep and successful experience in the finance area.”
About Golfsmith International Holdings, Inc.
Golfsmith International Holdings, Inc., (NASDAQ: GOLF) is a 40-year-old specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 73 stores across the United States, through its Internet site at www.golfsmith.com and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.
Cautionary Language
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to the Risk Factors set forth in Item 1A. Risk Factors in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2008.
The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.
Investor Relations inquiries:
ICR, Inc.
Joseph Teklits/Jean Fontana
203-682-8200
www.icrinc.com